UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 6, 2006
FIRST AVENUE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023

(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
7925 Jones Branch Drive, Suite 3300, McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (434) 220-4988
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)	Sandra G. Thomas has tendered her resignation as Chief Financial Officer, principal financial officer, principal accounting officer, Treasurer and Secretary of First Avenue Networks, Inc. (the “Company”) to be effective March 15, 2006.

(c)	The Company’s board of directors has approved the appointment of Thomas A. Scott as its Chief Financial Officer, principal financial officer, principal accounting officer, Treasurer and Secretary effective March 16, 2006.
               Mr. Scott, age 30, has served as the Company’s Vice President, Business Development and Finance since October 2005. From January 2002 until October 2005, Mr. Scott was the managing director of TAS Advisors, LLC, a communications consulting firm. In that capacity, he served as Acting President, Acting Chief Operating Officer and Acting Chief Financial Officer of Teligent, Inc. (“Teligent”) from November 2004 through October 2005. From 1999 until January 2002, he served as Senior Director, Corporate Development for Winstar Communications, Inc.
               During 2004, prior to Mr. Scott’s appointment at Teligent, the Company engaged Mr. Scott to provide business strategy consulting. During 2005, subsequent to the Company’s acquisition of substantially all of the assets and fixed broadband wireless operations of Teligent and Teligent Services, Inc., the Company engaged Mr. Scott to provide corporate development and business strategy services while he continued to manage the liquidation and dissolution of Teligent.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits – The following exhibits are furnished as part of this current report:

Exhibit Number	Description
99.1	Press release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AVENUE NETWORKS, INC.

Date: February 8, 2006	By:	/s/ Michael Gallagher

Name: Michael Gallagher
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release